INDEPENDENT AUDITOR'S CONSENT                                       Exhibit 23.1



We consent to the incorporation by reference in this Post-Effective Amendment No. 2 to Registration Statement No. 333-31813 of The Wet Seal, Inc. on Form S-8 of our report dated March 12 1999, appearing in the Annual Report on Form 10-K of The Wet Seal, Inc. for the year ended January 30, 1999, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.



/S/ Deloitte & Touche LLP
-------------------------
DELOITTE & TOUCHE LLP

Costa Mesa, California
April 26, 1999